Exhibit 21.1

List of Subsidiaries of Dynasty Parent Co., Inc.

Name of Subsidiary	Jurisdiction of Organization
Dynasty Intermediate Co., Inc.	Delaware, U.S.A.
Dynasty Acquisition Co., Inc.	Delaware, U.S.A.
StandardAero Holding Corp.	Delaware, U.S.A.
StandardAero Aviation Holdings, Inc.	Delaware, U.S.A.
Standard Aero Holdings, Inc.	Delaware, U.S.A.
StandardAero Business Aviation Services, LLC	Delaware, U.S.A.
Associated Air Center, Inc.	Texas, U.S.A.
StandardAero (UK) Holdings Limited	United Kingdom
PTS Aviation, LLC	Delaware, U.S.A.
International Governor Services, LLC	Delaware, U.S.A.
Dallas Airmotive, Inc.	Texas, U.S.A.
Vector Aerospace Africa (Proprietary) Limited	Republic of South Africa
StandardAero Atlantic USA, Inc.	California, U.S.A.
PAS Technologies Inc.	Delaware, U.S.A.
Jet Aviation Specialists, LLC	Florida, U.S.A.
Repair Co., Inc.	Delaware, U.S.A.
SAComponent Services (Ireland) Holdings Limited	Ireland
EB Airfoils, LLC	Florida, U.S.A.
Electron Beam Development, LLC	Florida, U.S.A.
Western Jet Aviation, Inc.	California, U.S.A.
StandardAero Component Services, Inc.	Ohio, U.S.A.
Standard Aero (San Antonio) Inc.	Ohio, U.S.A.
Standard Aero (Alliance) Inc.	Delaware, U.S.A.
Standard Aero Canada, Inc.	Delaware, U.S.A.
Standard Aero Nova Scotia Company	Nova Scotia
Standard Aero (Netherlands) B.V.	Netherlands
Standard Aero Limited (British Columbia)	British Columbia
Standard Aero B.V.	Netherlands
DutchAero Services B.V.	Netherlands
StandardAero Atlantic, Inc.	Canada
Standard Aero Canada ULC	British Columbia
Vector Aerospace (UK Holdings) Limited	Scotland
Vector Aerospace International Limited	United Kingdom
H+S Aviation Limited	United Kingdom
Dallas Airmotive South Africa Pty Ltd	South Africa
StandardAero France	France
Vector Aerospace Australia Pty. Ltd	Australia
Vector Aerospace Asia Pte Ltd	Singapore
Dallas Airmotive Asia-Pacific Pte Limited	Singapore
Dallas Airmotive Manutencao de Motores Aeronauticos Ltda	Brazil
Asian Surface Technologies Pte. Ltd.	Singapore
PAS Technologies B.V.	Netherlands

PAS Technologies Romania S.R.L.	Romania
SA Component Services (Ireland) Limited	Ireland
Accel Aviation Accessories, LLC	Florida, U.S.A.
Safe Fuel Systems, LLC	Florida, U.S.A.
B&E Aircraft Component Repair, Inc.	Massachusetts, U.S.A.
Western Jet Leasing, LLC	California, U.S.A.